SUB-ITEM 77H

As of August 31, 2013, the following entity did not own 25% or more of the voting securities of MFS Global New Discovery Fund:

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|PERSON/ENTITY                           |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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